EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.


             1ST QUARTER ENDED MARCH 31, 1996
             WEIGHTED AVERAGE SHARES OUTSTANDING:
- - ------------------------------------------------------------------
1-Jan-96   4,403,658 shares    X   31 days =    136,513,398
1-Feb-96   4,403,658 shares    X   29 days =    127,706,082
1-Mar-96   4,403,658 shares    X   31 days =    136,513,398
                               --------       -------------
                                     91         400,732,878           4,403,658
                               ========       =============

                                       NET LOSS                       (949,104)
                                       DIVIDEND                       (105,800)
                                       AMORTIZATION OF INCREASING
                                         DIVIDEND                      (40,881)
                                       ACCRETION OF SERIES A COSTS   $       0
                                                                     ----------
                                                                    (1,095,785)
                                                                     ----------
                                                 EPS                 $   (0.25)
                                                                     ==========